Exhibit 6.7

AMENDMENT NO. 3 TO Management AGREEMENT

THIS AMENDMENT NO. 3 TO THE Management AGREEMENT (this “Amendment”), is entered into on May 25, 2023, effective as of January 1, 2023, by and among 1st stREIT Office Inc., a Maryland corporation (the “Company”), 1st stREIT Office Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, collectively or individually as the context requires, the “”stREIT Entities”), and SW Manager, LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H

WHEREAS, the stREIT Entities and the Manager have previously entered into a Management Agreement (the “Agreement”) dated as of the 10th day of July, 2017, and effective as of the 22nd day of June, 2017;

WHEREAS, the parties have previously amended the Agreement pursuant to Amendment No. 1 entered into on September 3, 2020, effective December 31, 2019 and Amendment No. 2 entered into on February 8, 2022, effective December 31, 2021;

WHEREAS, pursuant to Section 18.02 of the Agreement, the Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the parties;

WHEREAS, the parties hereby agree to amend the Agreement to eliminate reference to LTIP Units;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in the Agreement, the parties hereto agree as follows:

1. LTIP Definition. The definition of “LTIP Units” in Article 1 is hereby deleted in its entirety.

2. Fees and Other Compensation. Article 8.02 of the Agreement is hereby deleted in its entirety.

3. No Other Modifications. Except as set forth herein, the Agreement remains in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[The remainder of this page is intentionally left blank.
Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

1ST stREIT OFFICE INC.,
a Maryland corporation

By:	/s/ Jeffrey Karsh
Name: Jeffrey Karsh
Title: Chief Executive Officer

1ST stREIT OFFICE OPERATING PARTNERSHIP LP, a Delaware limited partnership

By: 1st stREIT Office Inc., its general partner

By:	/s/ Jeffrey Karsh
Name: Jeffrey Karsh
Title: Chief Executive Officer

SW MANAGER, LLC, a Delaware limited liability company

By:	/s/ Jeffrey Karsh
Name: Jeffrey Karsh
Title: Chief Executive Officer

[Management Agreement Amendment]